UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2022

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer

On December 5, 2022, First Foundation Bank (the “Bank”), a wholly-owned subsidiary of First Foundation Inc. (the “Company”), appointed Christopher M. Naghibi as the Bank’s Executive Vice President and Chief Operating Officer. Mr. Naghibi, age 42, had served as the Bank’s Executive Vice President and Chief Credit Officer since 2014. He joined the Bank in September 2007 and served in various credit underwriting positions until his promotion to Chief Credit Officer.

There are no arrangements or understandings between Mr. Naghibi and any other persons pursuant to which he was selected as Executive Vice President and Chief Operating Officer of the Bank. There are also no family relationships between Mr. Naghibi and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Banking Officer

On December 5, 2022, the Bank appointed Hugo J. Nuno as its Executive Vice President and Chief Banking Officer. Mr. Nuno, age 61, had served as the Bank’s Executive Vice President and Chief Risk Officer since 2017. He joined the Bank in September 2009 and served in various risk and operations positions until his promotion to Chief Banking Officer.

There are no arrangements or understandings between Mr. Nuno and any other persons pursuant to which he was selected as Executive Vice President and Chief Banking Officer of the Bank. There are also no family relationships between Mr. Nuno and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreements and Change in Control Severance Compensation Agreements with Promoted Executives

In connection with their promotions, the Bank amended its existing employment agreements with each of Mr. Naghibi and Mr. Nuno to extend the term of his employment to December 31, 2025, to increase Mr. Naghibi’s annual salary to $420,000, subject to annual review, and to increase Mr. Nuno’s annual salary to $400,000, subject to annual review. Under the terms of their employment agreements, if the executive’s employment is terminated without cause or he terminates his employment for good reason (in each case, as “cause” and “good reason” are defined in his employment agreement), he will be entitled to a lump sum payment equal to 12 months of his annual base salary. In the event of his death, his beneficiaries will be paid an amount equal to his base annual salary. If his employment is terminated for cause or due to the expiration of the term of his employment agreement, he will not be entitled to any severance compensation. Both executives continue to be eligible to participate in the Bank’s executive incentive compensation program as well as the other benefit programs available to executive employees generally.

The Company has previously entered into an Amended and Restated Change in Control Severance Compensation Agreement dated as of August 6, 2020 (the “Change in Control Agreements”) with each of Mr. Naghibi and Mr. Nuno. Under the Change in Control Agreements, if the executive is terminated without cause or he terminates his employment for good reason (in each case as “cause” and “good reason” are defined in the Change in Control Agreements) after the public announcement of a pending change in control transaction or within the 12 months following a change in control, he will be eligible to receive (1) a payment equal to two times the sum of (a) his annual base salary then in effect and (b) the maximum bonus compensation that he could have earned under any bonus or incentive compensation plan in which he was then participating, if any; (2) accelerated vesting of any stock options or restricted stock awards; and (3) continued participation in any medical, dental, vision, disability, and life insurance plans and programs through the end of the second calendar year following the calendar year of his termination. The executive’s receipt of these severance benefits is conditioned on his releasing the Company and its affiliates from all legal claims.

The foregoing descriptions of the promoted executives’ employment agreements and Change in Control Agreements are not intended to be complete and are qualified in their entirety by reference to such agreements, copies of which are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this Current Report on Form 8-K.

Resignation of Chief Operating Officer

On December 2, 2022, Lindsay Lawrence resigned as Executive Vice President and Chief Operating Officer of the Bank. In connection with Ms. Lawrence’s resignation, the Bank entered into a Separation Agreement and General Release with Ms. Lawrence dated December 5, 2022 (the “Separation Agreement”) under which Ms. Lawrence agreed to a general release of claims in favor of the Company and the Bank in exchange for payment of $420,000, less applicable deductions under federal, state and local laws. In addition, if Ms. Lawrence elects COBRA coverage, the Bank has agreed to pay Ms. Lawrence’s COBRA premiums until the earlier of June 5, 2023 or the date Ms. Lawrence becomes covered by another group health plan or otherwise becomes ineligible for COBRA. Ms. Lawrence has the right to revoke the Separation Agreement within seven days of December 5, 2022, in which case the Separation Agreement would automatically be null and void. The foregoing description of the Separation Agreement is not intended to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K.

Amendments to Employment Agreements

On December 5, 2022, the Company and the Bank entered into a Sixth Amendment to Employment Agreement with Scott F. Kavanaugh (the “Kavanaugh Amendment”), which amends an Employment Agreement dated December 31, 2009, as amended; and the Company and First Foundation Advisors entered into a Sixth Amendment to Employment Agreement with Ulrich E. Keller, Jr. (the “Keller Amendment”), which amends an Employment Agreement dated December 31, 2009, as amended. Each of the foregoing amendments extends the term of such person’s employment until December 31, 2025. No other material changes were made to the current terms of each person’s employment agreement.

The foregoing descriptions of the Kavanaugh Amendment and the Keller Amendment are not intended to be complete and are qualified in their entirety by reference to the Kavanaugh Amendment and the Keller Amendment, copies of which are attached as Exhibit 10.6 and Exhibit 10.7, respectively, to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing Mr. Naghibi’s appointment as Executive Vice President and Chief Operating Officer of the Bank and Mr. Nuno’s appointment as Executive Vice President and Chief Banking Officer of the Bank is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated January 1, 2015, as amended by that certain Amendment to Employment Agreement dated January 26, 2016, that certain Second Amendment to Employment Agreement dated February 7, 2018, that certain Third Amendment to Employment Agreement dated March 11, 2020, and that certain Fourth Amendment dated December 5, 2022, by and between First Foundation Bank and Christopher Naghibi
10.2	Amended and Restated Change in Control Severance Compensation Agreement, dated August 6, 2020, by and between First Foundation Inc. and Christopher Naghibi
10.3	Employment Agreement dated January 1, 2015, as amended by that certain Amendment to Employment Agreement dated January 26, 2016, that certain Second Amendment to Employment Agreement dated February 7, 2018, that certain Third Amendment to Employment Agreement dated March 11, 2020, and that certain Fourth Amendment dated December 5, 2022, by and between First Foundation Bank and Hugo Nuno
10.4	Amended and Restated Change in Control Severance Compensation Agreement, dated August 6, 2020, by and between First Foundation Inc. and Hugo Nuno
10.5	Separation Agreement and General Release, dated December 5, 2022, by and between First Foundation Bank and Lindsay Lawrence
10.6	Sixth Amendment to Employment Agreement, dated December 5, 2022, by and between First Foundation Inc., First Foundation Bank and Scott F. Kavanaugh
10.7	Sixth Amendment to Employment Agreement, dated December 5, 2022, by and between First Foundation Inc., First Foundation Advisors and Ulrich E. Keller, Jr.
99.1	Press Release dated December 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: December 6, 2022	By:	/s/ SCOTT F. KAVANAUGH
Scott F. Kavanaugh
President and Chief Executive Officer